Exhibit 10.5

English translation

For reference only

No.:

Loan Contract

Bank of Communications

No.:

Loan Contract

Important

The Borrower is advised to read carefully the entire text of this contract, especially those provisions marked with **. Please do not hesitate to contact the Lender for explanation to any question that arises.

Borrower: Changzhou Trina Solar Energy Co., Ltd.

Legal Representative (Responsible person): Gao Jifan

Legal Address: 8 Xinyuan Yi Road, Electronics Park, New North District, Changzhou

Correspondence Address: 8 Xinyuan Yi Road, Electronics Park, New North District, Changzhou

Lender: New District Sub-Branch, Changzhou Branch, Bank of Communications

Responsible person:

Correspondence Address: 10 Hengshan Road, New North District, Changzhou

WHEREAS, the Borrower has applied to the Lender for a loan, this Contract is entered into between the Borrower and the Lender after negotiation so as to clarify their respective rights and obligations.

Article I                                    Loan

I. 1	Currency: ;

I. 2	Amount (in words): .

I. 3	The loan under this Contract is used only as:

I. 4	Term of Loan: .

Article II Interest Rate, Charge and Payment of Interest

II. 1	Interest Rate: . Daily Interest Rate = Monthly Interest Rate / 30; Monthly Interest Rate = Annual Interest Rate / 12.

II. 2	Calculation of Interest

II. 2. 1	Normal Interest = Interest Rate under This Contract * Loan Amount * Number of Holding Days. The number of holding days shall be calculated commencing on the date of the loan and concluding on the date of the obligation.

II. 2. 2	Penalty interest for an overdue loan or appropriated loan shall be calculated on the basis of the penalty interest rate for the overdue loan or the appropriated loan, and the actual number of days of delay. The penalty interest rate for the overdue loan shall be 30% upward of the interest rate as specified in this Contract, and that for the appropriated loan shall be 50% upward of the interest rate as specified in this Contract, in case of a RMB loan; and 20% upward of the interest rate as specified in this Contract in case of a foreign exchange loan.

II. 3	The interest for the loan under this Contract shall be paid according to the second of the following two options, with the principal and interest to be cleared up in one operation when due. The date of settlement of the interest shall be the date of payment of the interest:

1.	Payment of interest on 20th day of the last month of each quarter; or
2.	Payment of interest on 20th day of each month.

Article III Granting and Repayment of Loan

III. 1	The Borrower shall undergo the relevant procedure in three banking days in advance before drawing down the loan amount. In addition, the drawdown shall be conducted in accordance with the following plan for granting.

Date of Granting	Amount Issued

(mm)/ (dd)/ (yy);	(in words	)
(mm)/ (dd)/ (yy);	(in words	)
(mm)/ (dd)/ (yy);	(in words	)

**III. 2	The Lender shall have the right to withhold a loan before all of the following conditions are satisfied:

1.	The Borrower has accomplished all the legal formalities with regard to the relevant government permit, approval or registration as well as other formalities as required by the Lender. Besides, the said formalities concerning the government permit, approval or registration shall remain to be effective;

2.	The Guarantee Contract under this Contract (if any) has come into effect and will continue to be effective;

3.	There has occurred no significant change so far that proves materially adverse to the business management and financial situation of the applicant;

4.	The applicant has not violated any provision of this Contract.

III. 3	The actual date of granting and the amount of loan granted shall be based on the date and the amount as registered in the loan certificate.

III. 4	The Borrower shall repay as scheduled the loan amount according to the maturity date as specified in Clause I. 4 and the following plan. Should the maturity date registered in the loan certificate be different from that as agreed on in this Contract, the former shall be the basis.

Maturity Date	Repayment Amount

(mm)/ (dd)/ (yy);	(in words	)
(mm)/ (dd)/ (yy);	(in words	)
(mm)/ (dd)/ (yy);	(in words	)
(mm)/ (dd)/ (yy);	(in words	)

III. 5	The Borrower shall not pre-repay the loan amounts unless consented in writing by the Lender.

**Article IV Representations & Undertakings by the Borrower

IV. 1	The Borrower represents that: The Borrower is an independent civil entity legally incorporated and existing with full capacity to enforce all the essential rights, perform in his own name all his obligations under this Contract, and undertake all his civil responsibilities.

IV. 2	It is the true will of the Borrower to sign and perform this Contract, and the Borrower has obtained all the required consent, approval and authority. There should not be any legal mistakes.

IV. 3	All the documents, materials and information provided by the Borrower to the Lender in the course of the signature and performance of this Contract are authentic, accurate, complete and valid, with no information that may materially affect his financial status and repayment ability concealed.

Article V Rights and Obligations of the Lender

V. 1	The Lender shall have the right to recover the loan principal and the interest (inclusive of the compound interest and the penalty interest for an overdue or appropriated loan), collect from the Borrower the expense(s) payable, and exercise other rights as regulated by the relevant laws or specified in this Contract.

V. 2	The Lender shall keep confidential the financial and business materials and information provided by the Borrower unless otherwise regulated by law or specified in this Contract.

Article VI Obligations of the Borrower

VI. 1	The Borrower shall repay the loan principal and pay the related interest under this Contract in accordance with the schedule, amount, and currency specified in this Contract.

VI. 2	The Borrower shall not use the loan under this Contract for any purpose other than that as specified in this Contract.

**VI. 3	The Borrower shall undertake all the expenses under the Contract, including but not limited to the notice fee, evaluation fee, appraisal expenses and registration charge.

**VI. 4	The Borrower shall comply with the relevant business system and operation as adopted by the Lender in the handling of loan operation, including but not limited to the assisting the Lender in the supervision and inspection over the use of the loan and the business operation of the Borrower; provide promptly all the financial statements and other data and information as requested by the Lender; and undertake that the documents, materials and information provided are authentic, complete and accurate.

**VI. 5	The Borrower shall give the Lender at least a thirty-day written notice if any of the following occurs, and shall not take the following actions before the former has fully repaid the loan principal and interest due under this Contract, or provided a plan for repayment of the loan involved and security acceptable to the Lender:

1.	Sale, disposal as a gift, lease, loan, transfer, mortgage, pledge or disposal in some other manner of the major asset, or all of or most of the asset;

2.	Major change in the business system or the constituency of property right, including but not limited to contracting, incorporation reform, stockholding system reform, sale of enterprise, combining (merger), joint operation (cooperation), divestiture, subsidiary formation, property right transfer, and capital reduction.

**VI. 6	The Borrower shall notify in writing the Lender in seven days if any one of the following occurs:

1.	Amendment to the Articles of Association; changes in business registration such as business name, legal representative (responsible person), location, correspondence address or business scope of enterprise; or decisions that materially affect financial affairs or human resources;

2.	Scheduled application for bankruptcy, or possible application by the Borrower or Guarantor for bankruptcy, or bankruptcy applied for by the Lender;

3.	Involvement in some major litigation or arbitration, or a coercive measure, such as property preservation, taken on the principal property or the object guaranteed under this Contract;

4.	Guarantee provided for a third party, resulting in materially adverse consequences on the financial situation or the ability to perform this Contract;

5.	Execution of a contract that materially affects his business operation and financial status or impairs his ability to perform this Contract;

6.	Cessation of production, going out of business, dissolution of business, suspension of business for regulatory measures, cancellation of business registration or revocation of business license on the part of the Borrower or the Guarantor;

7.	Illegal activity/activities found on the part of the Borrower, or the legal representative (responsible person) or any of the major managerial staff of the Borrower;

8.	Serious difficulties in business or deterioration of financial situation in the normal business operation, business situation or obligation ability, which would affect his ability to perform this Contract.

**VI. 7	In case the guarantee (if any) under this Contract is changing towards a materially adverse direction for the Lender, the Borrower shall provide promptly some other security acceptable to the Lender.

‘Change’ as named in this Clause includes but is not limited to: the cessation of production, going out of business, dissolution of business, suspension of business for regulatory measures, cancellation of business registration or revocation of business license on the part of the Guarantor; materially adverse changes in the business operation or financial situation of the Guarantor; major litigation or arbitration the Guarantor is involved in; material deduction in the value of the object guaranteed or attachment of the object guaranteed, or a coercive measure, such as property preservation, taken on the principal property or the object guaranteed under this Contract; default by the Guarantor under the Guarantee Contract; dispute between the Guarantor and the Borrower that proves unfavorable to the guarantee; request by the Guarantor for dissolution of the Guarantee Contract; the Guarantee Contract is yet to be effective, or found ineffective, or cancelled; the right to the object guaranteed is not established or invalid; or other incidents materially affecting the security of the Creditor’s right of the Lender. ‘Change’ as named in all these case means what is termed as ‘materially affecting the performance by the Guarantor of this Contract’.

Article VII Other Items Agreed On

The Guarantee Contract (No. ) is an inseparable part of this Contract.

**Article VIII Pre-maturity of Loan

Should any of the following occur, the Lender shall have the right to withhold the loan to be granted to the Borrower under this Contract, announcing unilaterally partial or complete pre-maturity of the loan for the Borrower under this Contract and demanding the Borrower to promptly repay all the principal due and pay off the related interest:

1.	The Representations & Undertakings in Article IV by the Borrower are found to be incorrect when made;

2.	The Borrower has violated this Contract;

3.	Any one of the circumstances listed in Clause VI. 6 as items for notice has actually occurred, which the Lender believes will affect the security of his Creditor’s right;

4.	The Borrower is found to have committed, in his performance of other contracts signed with the Lender, a breaching act, and has refused to rectify even though advised to do so by the Lender.

**Article IX Event of Default

IX. 1	If the Borrower fails to repay in full the loan principal and pay the interest or to use the loan according to the purpose as specified in this Contract, he shall pay an interest calculated on the basis of the penalty interest rate for an overdue loan or the penalty interest rate for an appropriated loan. In addition, the Borrower shall be charged a compound interest on the overdue interest.

IX. 2	If the Borrower fails to repay in full the loan principal and pay the interest, he shall undertake the call expenses, litigation fee (or arbitration fee), storage fee, notice fee, execution fee, attorney’s fee, travel expense and other expenses which the Lender has paid for the realization of the Creditor’s right.

IX. 3	If the Lender believes that the Borrower has intentionally dodged the supervision by the Lender, delayed repayment of loan principal and interest, or has ill-intentionally dodged the Lender, he shall have the right to report to the relevant authority on the said act(s) and make such act(s) public in the mass media.

**Article X Agreement on Deduction

X. 1	If the Borrower is yet to repay the loan principal, interest, penalty interest or other expenses due, he may authorize the Lender to deduct from the balance in any of the deposit accounts of the Borrower at the Bank of Communications the amount for repayment of the loan due.

X. 2	After the deduction, the Lender shall inform the Borrower of the account number involved in the deduction, the reference number of the Contract, the reference number of the loan certificate, the amount deducted, and the balance of the loan involved.

X. 3	If the deducted amount is found to be insufficient to repay all the debt amount, it shall be used first to cover the amount due for the current installment. Should the delay in repayment of the principal and interest last less than 90 days, the balance after the deduction shall be used first to repay the interest or the penalty interest or the compound interest payable before being used to cover the principal due. Should the delay in repayment of the principal or the interest exceeds 90 days, the balance after the deduction shall be used first to repay the principal payable before being used to cover the interest or the penalty interest or the compound interest due.

X. 4	Should the currency of the amount deducted be different from that of the loan to be repaid, the foreign exchange rate as promulgated by the Bank of Communications upon the date of deduction shall be the basis.

Article XI Dispute Resolution

Any dispute arising from this Contract shall be resolved by the first of the following options. During the course of dispute, the parties concerned shall continue to perform the terms that are not involved in the dispute.

1.	Legal action at the court of jurisdiction over the area where the Lender is located; or

2.	Application for arbitration with Arbitration Commission in accordance with the arbitration rules effective at the date of application. The arbitral award will be final with a binding effect upon the two parties concerned.

Article XII Miscellaneous

XII. 1	The loan certificate under this Contract, and the relevant documents and materials as affirmed by the two parties concerned shall form an inseparable part of this Contract.

XII. 2	This Contract comes into effect upon the signature (or seal) by the legal representatives (responsible persons) or authorized representatives of both parties involved, with their respective common seals affixed hereto.

XII. 3	This Contract is executed in four counterparts. The Borrower, Lender, and the Guarantor shall each hold one copy.

The Borrower has read all the above provisions; the Lender has made the corresponding explanations in response to the request by the Borrower; and the Borrower has no objection to all the particulars.

Borrower (Common Seal):	Lender (Common Seal):

Changzhou Trina Solar Energy Co., Ltd.	New District Sub-branch, Changzhou Branch, Bank of Communications

(Seal)	(Special Seal for Contract)

Legal Representative (Responsible person) or Representative	Responsible Person or Authorized
Authorized Representative
(Signature or Seal):	(Signature or Seal):

(Seal)	(Seal)

Date Signed:	Date Signed:

Schedule

No.	Date of Agreement	Amount	Purpose	Term	Interest Rate	Guarantor

1	June 20, 2005	RMB20.0 million	fixed asset investment	June 20, 2005 to June 20, 2008	0.576% per month	Changzhou Fulai Property Development Co., Ltd.

2	July 7, 2005	RMB20.0 million	fixed asset innovation	July 7, 2005 to July 7, 2008	0.576% per month	Changzhou Fulai Property Development Co., Ltd.

3	September 9, 2006	RMB80.0 million	working capital	September 29, 2006 to September 29, 2007	0.561% per month	Changzhou Jiuzhou Fuyuan Property Development Co., Ltd. and Changzhou Jiuzhou Plaza Property Development Co., Ltd.